CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” and "Financial Statements and Experts" in the Prospectus/Information Statement and to the use of our report dated March 30, 2011 with respect to Dreyfus Cash Management and Dreyfus Cash Management Plus, Inc. which is incorporated by reference in this Registration Statement on Form N-14 of Dreyfus Cash Management.

/S/  ERNST & YOUNG LLP

New York, New York
May 24, 2011